EXHIBIT 23.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Textechnologies, Inc.
Rockville, Maryland

We have audited the accompanying balance sheet of Textechnologies, Inc. as of September 30, 2006, and the related statement of operations, stockholders’ equity and cash flows from inception of the development stage on June 5, 2006 through September 30, 2006.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the PCAOB (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the  financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, audits of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the  financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall  financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Textechnologies, Inc. as of September 30, 2006  and the  results of their operations and their cash flows from the date of inception of the development stage on June 5, 2006 through September 30, 2006,  in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has a working capital deficit, is dependent on financing to continue operations, and has suffered recurring losses to date, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/Chisholm, Bierwolf & Nilson
Chisholm Bierwolf & Nilson, LLC
Bountiful, Utah
January 12, 2007